Exhibit 23.2


                          Independent Auditor's Consent


The Board of Directors
American International Petroleum Corporation

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-1, of our report dated March 23, 2001, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/s/  HEIN + ASSOCIATES LLP
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     HEIN + ASSOCIATES LLP



May 8, 2001